SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A
                                Amendmend No. 1

                                 CURRENT REPORT


    Pursuant to  Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  July 12, 1996



                                  EuroGas, Inc.
     -----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  Utah                   33-1381-D        87-0427676
     -----------------------------------------------------------------------
     (State or other jurisdiction of    (Commission    (IRS Employer
     incorporation or organization)     File Number    Identification No.)


     942 East 7145 South, #101A, Midvale, Utah                      84047
     -----------------------------------------------------------------------
     (Address of Principal Executive Offices)                     (Zip Code)


    Registrant's Telephone Number, Including Area Code:  (801) 255-0862
                                                         --------------


     (Former name, former address, and formal fiscal year, if changed since last report)




     EuroGas, Inc. (the "Company"), hereby amends its report on Form 8-K dated Juy 12, 1996, as follows:


                     ITEM 2.  ACQUISITION AND DISPOSITION OF ASSETS


     On July 12, 1996, the Company completed the acquisition of Danube International Petroleum Company, Inc., a Texas corporation ("Danube"), as a wholly owned subsidiary.

     Danube's primary asset is a joint venture with Nafta Gbely a.s. (part of the recently privatized Slovakian national gas company) which owns the rights to explore and develop hydrocarbons, principally natural gas, on approximately 128,000 acres located in the East Slovak Basin (the "Slovakian Concession"). Between 1960 and 1982 (13 years prior to Danube's involvement in the area) eleven wells were drilled on the Slovakian Concession, all of which tested gas or had gas shows, with the most significant wells testing up to 2 million cubic feet per day (mmcf). None of these wells were completed for commercial production due to (1) more significant wells located in producing fields to the north; and (2) the fact that modern completion techniques, such as fracing, were not then available under the Czech communist regime.

     The joint venture intends to concentrate on the exploration of regional gas occurrences in areas which are generally characterized by large gross reserve thickness, sometimes known as "pay zones", up to several thousand feet. The initial wells are to be drilled only a short distance from the wells drilled in the past. Danube is required to pay 75% of the costs for the initial test phase which is estimated to be approximately $6,640,000. If warranted, Danube would then pay for 60% of the costs of drilling for the next production phase estimated to be about $6,800,000. Thereafter, the drilling is expected to be completed on a 50-50 basis.

     Danube holds a 47.5% net revenue interest in the Slovak concession. Danube also has a joint venture with Moravske Naftave Doly a.s., a recently privatized national owned Czech company which owns the oil and gas exploration rights to approximately 40,000 acres located near the city of Brno (the "Czech Concession"). That joint venture agreement provides that Danube shall act as an operator for the project and shall provide an initial $1,200,000 for the testing of the field in exchange for a 25% working interest. There were four wells previously drilled and tested on approximately 735 acres of the Czech Concession. Danube is planning to retest those wells in early August to determine if their flow rates are sufficient to complete them for production and to hook them up to delivery pipelines and then will develop a more comprehensive drilling program during the last quarter of 1996.

     Under the terms of the agreement with Danube (the " Agreement"), the Company acquired all of the issued and outstanding stock of Danube in exchange for $3,000,000 in cash ($500,000 paid at closing and $2,500,000 to be paid on December 31, 1996), 2,500,000 shares of the Company's restricted common stock, 1,250,000 shares of a newly created preferred stock which is convertible into 2,500,000 additional shares of the Company's common stock, and the right to purchase up to 5,000,000 shares of common stock for $3.00 per share during the next five years. The Danube assets are subject to approximately $1,000,000 of indebtedness which was subsequently converted to a 5% interest in the operating subsidiary of Danube.

      As part of the transaction with Danube, Dr. Martin A. Schuepbach agreed to become president and chief executive officer of EuroGas. Dr. Schuepbach subsequently resigned and has asserted a breach of his employment agreement.

      Concurrently, the Company acquired the rights held by a third party, Chemilabco, to participate in the projects of Danube. Chemilabco had already provided $500,000 in financing for drilling by Danube. In the past, Chemilabco had also arranged financing for EuroGas' existing Polish Concession. In exchange for Chemilabco's participation rights, prior accommodations for the Company, and the arrangement of an additional $3,500,000 in financing (subsequently reduced to $2,200,000), Chemilabco received 12,500,000 shares of the Company's common stock.

      The Company paid a $100,000 fee to SBC-Warburg, a leading United
Kingdom investment bank, for providing merger advisory services to the Company in connection with the Danube transaction.

      The Company is currently in litigation with Moyes Newby & Company over fees it claims are due in connection with the transaction.


                         ITEM 7.  FINANCIAL INFORMATION

     EuroGas, Inc. (the "Company"), hereby amends and supplements its report of a current event on Form 8-K dated July 12, 1996, by filing financial statements in connection with its acquisition of Danube International Petroleum Company ("Danube"), a development stage enterprise.

     The following financial statements are included as part of this statement:

     Pro Forma Financial Statements

     Pro forma Condensed Combined Balance Sheet of EuroGas, Inc., and Danube as of June 30, 1996.

     Pro forma Condensed Combined Statement of Operations of EuroGas, Inc., and Danube as of June 30, 1996.

     Consolidated Financial Statements and Report of Independent Certified Accountants of Danube (A Development Stage Enterprise).

     Report of independent certified public accountants, Hansen, Barnett & Maxwell.

     Consolidated Balance Sheets - June 30, 1996 (Unaudited) and December 31, 1995 and 1994.

     Consolidated Statements of Operations for the Six Months Ended June 30, 1996 (Unaudited), for the Year Ended December 31, 1995 for the Period from October 31, 1994 (Date of Inception) through December 31, 1994, and for the Cumulative Period from October 31, 1994 through June 30, 1996 (Unaudited).

     Consolidated Statements of Stockholders' Deficit for the Period from October 31, 1994 (Date of Inception) through December 31, 1994, for the Year Ended December 31, 1995, and for the Six Months Ended June 30, 1996 (Unaudited).

     Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1996 (Unaudited) for the Year Ended December 31, 1995, for the Period from October 31, 1994 (Date of Inception) through December 31, 1994, and for the Cumulative Period from October 31, 1994 through June 30, 1996 (Unaudited).

     Notes to Consolidated Financial Statements.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   EUROGAS, INC.


Date:  February 7, 1997            By   /s/ Hank Blankenstein
                                     --------------------------------------
                                     Hank Blankenstein, Secretary/Treasurer





                       EUROGAS, INC. AND SUBSIDIARIES
            Unaudited Condensed Pro Forma Financial Statements


On July 3, 1996, the Company completed an acquisition of Danube International Petroleum Company and Subsidiaries (Danube). Danube is a joint venture partner in agreements for the exploration and production of natural gas in Slovakia and the Czech Republic. All of the issued and outstanding common stock of Danube was acquired for $500,000 paid at closing, an obligation to pay $2,500,000 on or before December 31, 1996, 15,000,000 shares of the Company's common stock, 1,250,000 shares of a newly created 1996 Series preferred stock which is convertible into an aggregate of 2,500,000 shares of common stock, and the issuance of warrants to purchase up to 5,000,000 shares of common stock at $3.00 per share during the five years subsequent to the date of the acquisition. The acquisition of Danube was accomplished by Eurogas forming a wholly-owned subsidiary incorporated in Texas and Danube was merged into the subsidiary.

The acquisition has been accounted for by the purchase method of accounting with the total purchase price being $4,102,085. The preferred stock issued was assigned a value of $1,250, which is equal to its par value, and the common stock was assigned a value of $15,000, which is also its par value. The purchase price was allocated to the net assets acquired based on their value. No goodwill was recognized from the acquisition. The following pro forma condensed balance sheet has been prepared assuming the acquisition of Danube occurred on December 31, 1995. The pro forma statements of operations present the combined operations as if the acquisition had occurred at January 1, 1995.

The accompanying pro forma financial statements have been condensed and should be read in conjunction with the historical financial statements of the Company and of Danube. The pro forma statements are not necessarily indicative of the results that would have occurred had the acquisition occurred on Janaury 1, 1995, nor are they necessarily indicative of the results of operations that will occur during the remaining portion of 1996.




Eurogas, Inc. & Subsidiaries
Unaudited Condensed Pro Forma Consolidated Balance Sheet
June 30, 1996


                                                  Eurogas         Danube       Pro Forma       Pro Forma
                                               Consolidated    Consolidated    Adjustments
                                               ------------    ------------    -----------     -----------
Assets
Current Assets
   Cash                                        $   413,954     $   820,370  (C)$   914,165     $ 2,148,489
   Other receivables                               504,010             595                         504,605
   Inventory                                         5,656             -                             5,656
   Prepaid expenses                                  2,499             -                             2,499
                                               -----------     -----------     -----------     -----------
     Total Current Assets                          926,119         820,965                       2,661,249
                                               -----------     -----------     -----------     -----------
Property and Equipment
  Mineral intersts in unproved properties        7,704,597         581,389  (A)  4,837,009      13,122,995
  Other property and equipment                   2,391,531           4,570                       2,396,101
  Less:  accumulated depreciation               (2,257,170)         (2,366)                     (2,259,536)
                                               -----------     -----------     -----------     -----------
     Total Property and Equipment                7,838,958         583,593                      13,259,560
                                               -----------     -----------     -----------     -----------
Other Assets
  Investment in Danube                                 -               -                               -
  Receivable from danube                               -               -                               -
  Goodwill                                          15,242             -                            15,242
  Deposits                                         208,424           3,758  (A)     (3,758)        208,424
                                               -----------     -----------     -----------     -----------
     Total Other Asets                             223,666           3,758                         223,666
                                               -----------     -----------     -----------     ------------

Total Assets                                   $ 8,988,743     $ 1,408,316     $ 5,747,416     $16,144,475
                                               ===========     ===========     ===========     ===========

  Liabilities and Stockholders' Deficit
Current Liabilities
  Accounts payable                             $   248,254     $   212,012                     $   460,266
  Accrued expenses                               3,144,970         160,829                       3,305,799
  Accrued income taxes                             576,121             -                           576,121
  Notes payable - current                        2,270,593         500,000  (B)  2,000,000       4,770,593
  Notes payable-related parties-current          1,212,007             -                         1,212,007
                                               -----------     -----------     -----------     -----------
     Total Current Liabilities                   7,451,945         872,841                      10,324,786
                                               -----------     -----------     -----------     -----------
Long-Term Debt
  Notes payable                                  2,206,841             -    (C)  2,000,000       4,206,841
  Notes payable-related parties                  3,011,750             -                         3,011,750
  Deferred income taxes                                -               -    (A)    816,641         816,641
                                               -----------     -----------     -----------     -----------
     Total Long-Term Debt                        5,218,591             -                         8,035,232
                                               -----------     -----------     -----------     -----------
Minority Interest                                      -           950,000                         950,000
                                               -----------     -----------     -----------     -----------
Stockholder's Deficit
  Preferred stock                                    2,392             -    (B)      1,250           3,642
  Common stock                                      33,174              30 (A)(B)   14,970          48,174
  Additional paid-in-capital                    11,894,871          50,920 (A)(B)  449,080      12,394,871
  Cumulative translation adjustment                (14,749)            -                           (14,749)
  Deficit accum. during the devel. stage       (15,597,481)       (465,475) (A)    465,475     (15,597,481)
                                               -----------     -----------     -----------     -----------
     Total Stockholder's Deficit                (3,681,793)       (414,525)                     (3,165,543)
                                               -----------     -----------     -----------     -----------

Total Liabilities & Stockholder's Deficit      $ 8,988,743     $ 1,408,316     $ 5,747,416     $16,144,475
                                               ===========     ===========     ===========     ===========



Eurogas, Inc. & Subsidiaries
Unaudited Condensed Pro Forma Consolidated Statements of Operations For the Year Ended December 31, 1995

                                                  Eurogas         Danube       Pro Forma       Pro Forma
                                               Consolidated    Consolidated    Adjustments
                                               ------------    ------------    -----------     -----------
Revenues                                       $       -       $       -       $               $       -
                                               -----------     -----------     -----------     -----------
Expenses
  Depreciation & valuation allow                   480,999           1,577                         482,576
  General & administrative                       3,528,114          61,724                       3,589,838
                                               -----------     -----------     -----------     -----------
     Total Operating Expenses                    4,009,113          63,301                       4,072,414
                                               -----------     -----------     -----------     -----------
Other Expenses
  Interest Income                                    9,580          11,739                          21,319
  Interest expense                                (644,991)                 (C)   (150,000)       (794,991)
  Foreign currency exchange loss, net              (81,213)           (831)                        (82,044)
  Other Income                                      16,184             -                            16,184
                                               -----------     -----------     -----------     -----------
     Total Other Expenses                         (700,440)         10,908                        (839,532)
                                               -----------     -----------     -----------     -----------
Loss before taxes                               (4,709,553)        (52,393)                     (4,911,946)
                                               -----------     -----------     -----------     -----------
  Benefit from income taxes                        468,148             -                           468,148
                                               -----------     -----------     -----------     -----------
Net Loss                                        (4,241,405)        (52,393)                     (4,443,798)

Dividends Applicable to Preferred Shares            86,176             -    (B)     62,500         148,676
                                               -----------     -----------     -----------     -----------
Net Loss Applicable to Common Shares           $(4,327,581)    $   (52,393)    $  (212,500)     (4,592,474)
                                               ===========     ===========     ===========     ===========

Net Loss Per Common Share                      $     (0.13)                                    $     (0.10)
                                               ===========     ===========     ===========     ===========
Weighted Average Number of Common
  Shares Used in per Share Calculation          32,459,436                      15,000,000      47,459,436

For the Six Months Ended June 30, 1996

Revenues                                       $       -       $       -       $               $       -
                                               -----------     -----------     -----------     -----------
Expenses
  Depreciation & valuation allow                       413             789                           1,202
  General & administrative                       1,791,792         387,283                       2,179,075
                                               -----------     -----------     -----------     -----------
     Total Operating Expenses                    1,792,205         388,072                       2,180,277
                                               -----------     -----------     -----------     -----------
Other Expenses
  Interest Income                                      565          11,393                          11,958
  Interest expense                                 (73,900)            -    (C)    (75,000)       (148,900)
  Foreign currency exchange gain, net                  -             1,362                           1,362
  Other Income                                         -               -                               -
                                               -----------     -----------     -----------     -----------
     Total Other Expenses                          (73,335)         12,755                        (135,580)
                                               -----------     -----------     -----------     -----------
Loss before taxes                               (1,865,540)       (375,317)                     (2,315,857)
  Benefit from income tax                          186,554             -                           186,554
                                               -----------     -----------     -----------     -----------
Net Loss                                        (1,678,986)       (375,317)                     (2,129,303)

Dividends Applicable to Preferred Shares            59,800             -    (B)     31,250          91,050
                                               -----------     -----------     -----------     -----------

Net Loss Applicable to Common Shares           $(1,738,786)    $  (375,317)    $  (106,250)    $(2,220,353)
                                               ===========     ===========     ===========     ===========

Net Loss Per Common Share                      $     (0.05)    $               $               $     (0.05)
                                               ===========     ===========     ===========     ===========

Weighted Average Number of Common
  Shares Used in Per Share Calculation          33,174,033                      15,000,000      48,174,033




EUROGAS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED PRO FORMA FINANCAIL STATEMENTS


A   -  The purchase price of $4,102,085 was allocated to the net assets of
       Danube based on their fair values. The purchase price in excess of the carrying value of the assets was allocated to unproved properties.

B  -   The Company incurred a liability of $2,500,000 to acquire Danube as well as issuing 15,000,000 shares of common stock and 1,250,000 shares of the 1996 Series preferred stock. The preferred stock has an annual dividend requirement of $0.05 per share, and the preferred stock is convertible into two shares of common stock for each share of preferred stock.

C  -   The Company also borrowed $2,000,000 from a third party lender and used $1,085,835 thereof to invest directly into Danube. The loan bears interest at 7.5% and is due in 2001.



                     DANUBE INTERNATIONAL PETROLEUM COMPANY
                                      AND
                                  SUBSIDIARIES










                       REPORT OF INDEPENDENT ACCOUNTANTS
                                      AND
                       CONSOLIDATED FINANCIAL STATEMENTS









                                 June 30, 1996
                                      and
                           December 31, 1995 and 1994




                     DANUBE INTERNATIONAL PETROLEUM COMPANY
                                      AND
                                  SUBSIDIARIES


                               TABLE OF CONTENTS

                                                            Page
                                                            ----

     Report of Independent Certified Public Accountants      F-2

     Consolidated Balance Sheets - June 30, 1996
       (Unaudited) and December 31, 1995 and 1994            F-3

     Consolidated Statements of Operations for the
       Six Months Ended June 30, 1996 (Unaudited),
       for the Year Ended December 31, 1995, for the
       Period from October 31, 1994 (Date of Inception)
       through December 31, 1994, and for the Cumulative
       Period from October 31, 1994 through June 30, 1996
       (Unaudited)                                           F-4

     Consolidated Statements of Stockholders' Deficit for
       the Period from October 31, 1994 (Date of Inception)
       through December 31, 1994, for the Year Ended
       December 31, 1995, and for the Six Months Ended
       June 30, 1996 (Unaudited)                             F-5

     Consolidated Statements of Cash Flows for the Six
       Months Ended June 30, 1996 (Unaudited), for the
       Year Ended December 31, 1995, for the Period from
       October 31, 1994 (Date of Inception) through
       December 31, 1994, and for the Cumulative Period
       from October 31, 1994 through June 30, 1996
       (Unaudited)                                           F-6

     Notes to Consolidated Financial Statements              F-7






HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

                                                        (801) 532-2200
Member of AICPA Division of Firms                     Fax (801) 532-7944
Member of SECPS                                  345 East Broadway, Suite 200
Member of Summit International Associates      Salt Lake City, Utah 84111-2693


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and the Board of Directors
Danube International Petroleum Company

We have audited the accompanying consolidated balance sheets of Danube International Petroleum Company and Subsidiaries ( an exploration enterprise in the development stage) as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 1995, and for the period from October 31, 1994 (date of inception of the development stage) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Danube International Petroleum Company and Subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the year ended December 31, 1995 and for the period from October 31, 1994 through December 31, 1994, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continues as a going concern. The Company is a development stage enterprise engaged in acquiring oil and gas mineral interests and the exploration and development of those properties. As discussed in Note 1 to the consolidated financial statements, the Company's operating losses since inception and the deficit accumulated during the development stage raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                   HANSEN, BARNETT & MAXWELL

                                   /s/ Hansen, Barnett & Maxwell

Salt Lake City, Utah
October 15, 1996



                     DANUBE INTERNATIONAL PETROLEUM COMPANY
                                AND SUBSIDIARIES
              (An Exploration Enterprise in the Development Stage)
                          CONSOLIDATED BALANCE SHEETS

                                                        June 30           December 31,
                                                                  --------------------------
                                                           1996          1995           1994
                                                    -----------   -----------    -----------
                                                    (Unaudited)
                                    ASSETS
Current Assets
   Cash and cash equivalents                        $   820,370   $   590,569    $    38,511
   Other receivables                                        595         1,900            -
   Deposits                                                 -             576            -
                                                    -----------   -----------    -----------

       Total Current Assets                             820,965       593,045         38,511
                                                    -----------   -----------    -----------

Property and Equipment
   Mineral interests in unproved properties             581,389       535,369         13,830
   Other equipment                                        4,570         4,570            -
                                                    -----------   -----------    -----------
                                                        585,959       539,939         13,830
   Less: Accumulated depreciation                        (2,366)       (1,577)           -
                                                    -----------   -----------    -----------

       Net Property and Equipment                       583,593       538,362         13,830

Other Assets                                              3,758        52,127          2,694
                                                    -----------   -----------    -----------

Total Assets                                        $ 1,408,316   $ 1,183,534    $    55,035
                                                    ===========   ===========    ===========

                                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
    Accounts payable                                          $     212,012     $     131,696    $        2,800
    Accrued expenses                                                160,829            91,046               -
    Notes payable                                                   500,000         1,000,000            30,000
                                                              -------------     -------------    --------------

        Total Current Liabilities                                   872,841         1,222,742            32,800
                                                              -------------     -------------    --------------

Minority Interest                                                   950,000               -                 -
                                                              -------------     -------------    --------------

Stockholders' Deficit
    Common stock - $0.01 par value; 10,000 shares
      authorized; 2,997 shares, 2,997 shares and 467
      shares issued and outstanding, respectively                        30                30                 5
    Additional paid-in capital                                       50,920            50,920            59,997
    Deficit accumulated during the development stage               (465,475)          (90,158)          (37,765)
                                                              -------------     -------------    --------------

        Total Stockholders' Equity (Deficit)                       (414,525)          (39,208)           22,235
                                                              -------------     -------------    --------------

Total Liabilities and Stockholders' Equity (Deficit)          $   1,408,316     $   1,183,534    $       55,035
                                                              =============     =============    ==============


   The accompanying notes are an integral part of these financial statements.


                     DANUBE INTERNATIONAL PETROLEUM COMPANY
                                AND SUBSIDIARIES
              (An Exploration Enterprise in the Development Stage)
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                           For the
                                                                                           Cumulative
                                                                          For the Period   Period from
                                                                          from October     October 31,
                                             For the                      31,1994 (Date    1994 (Date of
                                             Six Months    For the        of Inception)    Inception)
                                             Ended         Year Ended     Through          Through
                                             June 30,      December 31,   December 31,     June 30,
                                             1996          1995           1994             1996
                                             -----------   ------------   --------------   -------------
                                             (Unaudited)                                   (Unaudited)
Revenue                                      $     -       $       -      $      -         $       -
                                             ---------     -----------    ----------       -----------


Operating Expenses
   Depreciation and valuation allowance            789           1,577           142             2,508
   General and administrative                  387,283          61,724        37,623           486,630
   Foreign exchange losses (gains), net         (1,362)            831           -                (531)
                                             ---------     -----------    ----------       -----------

       Total Operating Expenses                386,710          64,132        37,765           488,607
                                             ---------     -----------    ----------       -----------

Interest Income                                 11,393          11,739           -              23,132
                                             ---------     -----------    ----------       -----------

Net Loss                                     $(375,317)    $   (52,393)   $  (37,765)      $  (465,475)
                                             =========     ===========    ==========       ===========

Net Loss Per Share                           $ (125.23)    $    (29.30)   $  (123.42)      $   (232.62)
                                             =========     ===========    ==========       ===========
Weighted Average Common Shares Used
  in Per Share Calculation                       2,997           1,788           306             2,001
                                             =========     ===========    ==========       ===========




   The accompanying notes are an integral part of these financial statements.


                     DANUBE INTERNATIONAL PETROLEUM COMPANY
                                AND SUBSIDIARIES
              (An Exploration Enterprise in the Development Stage)
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT)

                                                                                                            Deficit
                                                                                                        Accumulated
                                                             Common Stock             Additional         During the
                                                        Number                          Paid-In         Development
                                                       of Shares         Amount         Capital               Stage
                                                      -----------    -------------    ------------    -------------
Balance - October 31, 1994 (Date of Inception)        $       -      $         -      $        -       $        -

Issuance of common stock for cash, November 21,
  1994,  $128 per share                                       467                5          59,995              -
Net loss for the period from October 31, 1994
  through December 31, 1994                                   -                -               -            (37,765)
                                                      -----------    -------------    ------------    -------------

Balance - December 31, 1994                                   467                5          59,995          (37,765)

Issuance of common stock for cash, throughout
  the year, average of $128 per share                       2,296               23         294,977              -
Conversion of note payable, December 31, 1995,
  $128 per share                                              234                2          29,998              -
Distributions to stockholders                                 -                -          (334,050)             -
Net loss for the year ended December 31, 1995                 -                -               -            (52,393)
                                                      -----------    -------------    ------------    -------------

Balance - December 31, 1995                                 2,997               30          50,920          (90,158)

Net loss for the six months ended June 30,
  1996 (Unaudited)                                            -                -               -           (375,317)
                                                      -----------    -------------    ------------    -------------

Balance - June 30, 1996 (Unaudited)                         2,997    $          30    $     50,920    $    (465,475)
                                                      ===========    =============    ============    =============





   The accompanying notes are an integral part of these financial statements.


                     DANUBE INTERNATIONAL PETROLEUM COMPANY
                                AND SUBSIDIARIES
              (An Exploration Enterprise in the Development Stage)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 For the
                                                                                                 Cumulative
                                                                                For the Period   Period from
                                                                                from October     October 31,
                                                  For the                       31,1994 (Date    1994 (Date of
                                                  Six Months     For the        of Inception)    Inception)
                                                  Ended          Year Ended     Through          Through
                                                  June 30,       December 31,   December 31,     June 30,
                                                  1996           1995           1994             1996
                                                  -----------    ------------   --------------   -------------
                                                  (Unaudited)                                    (Unaudited)
Cash Flows From Operating Activities
   Net loss                                       $ (375,317)    $ (52,393)     $ (37,765)       $  (465,475)
   Adjustments to reconcile net loss to net
      cash used in operating activities:
       Depreciation and amortization                     789         1,577            142              2,508
       Other receivables                               1,305        (1,900)           -                 (595)
       Deposits                                          576          (576)           -                  -
       Accounts payable                               80,316        15,247          2,800             98,363
       Accrued expenses                               69,783        21,046            -               90,829
                                                  ----------     ---------      ---------        -----------

   Net Cash Used in Operating Activities            (222,548)      (16,999)       (34,823)          (274,370)
                                                  ----------     ---------      ---------        -----------

Cash Flows From Investing Activities
   Capital expenditure for other property
      and equipment                                  (47,651)     (391,893)       (16,666)          (456,210)
                                                  ----------     ---------      ---------        -----------

   Net Cash Used in Investing Activities             (47,651)     (391,893)       (16,666)          (456,210)
                                                  ----------     ---------      ---------        -----------

Cash Flows From Financing Activities
   Proceeds from notes payable                       500,000     1,000,000         30,000          1,530,000
   Proceeds from issuance of common stock                          295,000         60,000            355,000
   Distributions to stockholders                         -        (334,050)           -             (334,050)
                                                  ----------     ---------      ---------        -----------

   Net Cash Provided by Financing Activities         500,000       960,950         90,000          1,550,950
                                                  ----------     ---------      ---------        -----------

Net Increase in Cash and Cash Equivalents            229,801       552,058         38,511            820,370

Cash and Cash Equivalents at Beginning
  of Period                                          590,569        38,511            -                  -
                                                  ----------     ---------      ---------        -----------

Cash and Cash Equivalents at End of Period        $  820,370     $ 590,569      $  38,511        $   820,370
                                                  ==========     =========      =========        ===========

   The accompanying notes are an integral part of these financial statements.



                     DANUBE INTERNATIONAL PETROLEUM COMPANY
                                AND SUBSIDIARIES
              (An Exploration Enterprise in the Development Stage)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (Information with respect to June 30, 1996 and to the six months ended June 30, 1996 is unaudited.)


NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Danube International Petroleum Company, Ltd. (a Texas limited partnership, referred to herein as the Partnership) was formed on October 31,1994 for the purpose of investing in joint ventures in Slovakia and the Czech Republic under the terms of license agreements. On May 10, 1996, the Partnership was merged into Danube International Petroleum Company (a corporation incorporated under the laws of the state of Texas on May 9, 1996, referred to herein as the Corporation). To accomplish the merger, the Corporation issued 1,998 shares of its common stock to the partners of the Partnership. The merger of the Partnership into the Corporation was a transaction between entities under common control and, accordingly, the merger was accounted for in a manner similar to pooling of interests. The accompanying financial statements have been restated for the periods prior to the merger to reflect the stock issued.

In September 1995, the Partnership formed a Cayman partnership named Danube International Petroleum Company (referred to herein as Cayman). In connection with the merger of the Partnership and the Corporation, a subsidiary company was formed under the laws of the Netherlands now named Danube International Petroleum Holding B.V. and a subsidiary thereof was formed under the laws of the Netherlands Antilles now named Central European Petroleum N.V. The contracts and agreements of the Partnership were held by Cayman and in 1996 were transferred to Central European Petroleum N.V.

The Company is engaged in the acquisition, exploration and development of oil and gas mineral properties.

Consolidation - The accompanying consolidated financial statements include the accounts of Danube International Petroleum Company (the Partnership and, after the merger, the Corporation) its wholly-owned subsidiaries, Danube International Petroleum Holding B.V., Central European Petroleum N.V., Danube International Petroleum Company (Cayman), and the joint venture interest in Slovakia (collectively referred to herein as the Company). All significant inter-company accounts and transactions have been eliminated in consolidation.

Basis of Presentation - The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company has a deficit which has accumulated since inception in October 1994 of $465,475 through June 30, 1996. Realization of the amounts included in gas mineral interests in unproved properties is dependent on the Company developing sufficient quantities of proven or provable reserves of oil or gas. If exploration activities prove to be unsuccessful, all or a portion of the mineral interests will be charged to operations. These factors raise substantial doubt about the ability of the Company to continue in its current form. The Company has obtained a limited amount of capital and, subsequent to June 30, 1996, it merged with a subsidiary of Eurogas, Inc. In order to continue, however, the Company will need to obtain additional capital and, ultimately, obtain profitable operations.
Interim Financial Information - The accompanying consolidated financial statements as of June 30, 1996 and for the six months then ended are unaudited. In the opinion of management of the Company, these interim financial statements reflect all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation. The results of operations for the six month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the full year ending December 31, 1996.

Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Due to their size, cash balances are subject to a concentration of risk.

Mineral Interests in Properties - The Company uses the full cost method of accounting to account for mineral interests in properties. Under this method all costs incidental to the acquisition, exploration, and development of oil and gas properties are capitalized. These costs include costs of drilling and equipping wells, as well as directly related overhead cost. Costs of unproved properties are assessed periodically and any resulting provision for impairment which is required is charged to operations. All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, if found, will be amortized using the units-of-production method. Costs incurred for mineral interests in properties were $46,020 during the six months ended June 30, 1996, $521,539 during the year ended December 31, 1995 and $13,830 during the period from October 31, 1994 through December 31, 1994.

Other Equipment - Other equipment is stated at cost. Additions and improvements are capitalized while repairs and maintenance costs are expensed when incurred. Depreciation is computed using straight-line method over the estimated useful lives of the equipment, which is five years.

Loss Per Common Share - Loss per common share is based on the weighted average number of shares of common stock outstanding.

NOTE 2--RELATED PARTY TRANSACTIONS

Two individual lenders provided $1,000,000 in financing to the Company during 1995. During 1996, the Company entered into an agreement with the individuals to convert the debt into a five percent interest in Danube International Petroleum Holding B.V. The common stock of Danube International Petroleum Holding, B.V. held by these individuals is reflected in the accompanying financial statements at June 30, 1996 as minority interest.

NOTE 3--INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires the recognition of a liability or asset, net of a valuation allowance, for the deferred tax consequences of all temporary differences between the tax bases and the reported amounts of assets and liabilities, and for the future benefit of operating loss carry forwards. The tax effects of significant temporary differences and carry forwards are as follows:

                                            June 30,         December 31,
                                                       ----------------------
                                                1996        1995         1994
                                           ---------   ---------   ----------
                                           (Unaudited)
      Operating loss carry forwards        $ 127,607   $  17,814   $   12,840
      Less valuation allowance              (127,607)    (17,814)     (12,840)
                                           ---------   ---------   ----------

         Net Deferred Tax Asset            $     -     $     -     $      -
                                           =========   =========   ==========


The Company has $465,475 of operating loss carry forwards that expire if not used in 1996 through 2010.

NOTE 4--NOTES PAYABLE

During 1994, the Company borrowed $30,000 under the terms of a note payable. On December 31, 1995, the holder of the note converted it into 234 shares of common stock at $128 per share.

During 1995, $1,000,000 was borrowed from two investors. As explained in Note 2, the notes were converted into a five percent interest in Danube International Petroleum Holding, B.V.

The Company borrowed $500,000 from a company during the six months ended June 30, 1996. The loan was converted into common stock of Eurogas, Inc. upon the merger with a Eurogas, Inc. subsidiary in July 1996.

NOTE 6--CONTINGENCIES AND COMMITMENTS

The Company has a commitment to spend approximately $6,180,000 in connection with its joint venture agreements in Slovakia and Czechoslovakia.

On January 17, 1997, the Company's joint venture partner in the Czech Republic notified the company it is delinquent in the payment of certain obligations of the joint venture agreement and threatened to terminate the association. The Company disagrees with the assertion and has invoked its right to arbitrate this dispute. Pending resolution, the Company has suspended any further work in the Czech Republic. The Company is currently unable to predict the outcome or make any estimates regarding the related loss contingency. (Unaudited.)

A financial consulting firm was retained by the Company to assist in raising capital in exchange for commissions based on the capital obtained. The financial consultant filed a complaint asserting a claim of $435,000 in commissions plus interest and legal fees. The financial consulting firm was successful in raising a $1,000,000 and Eurogas, Inc. has offered a settlement of $50,000, the approximate amount it believes is due, plus additional commissions for future financing received as a result of the consulting firm's efforts. $50,000 relating to the commission is included in accrued liabilities in the accompanying financial statements at December 31, 1995 and at June 30, 1996.

The Company has entered into an employment agreement with its president for monthly compensation of $20,000. The employment agreement was for an indefinite period of time and was superseded in connection with the merger with Eurogas.

As of July 3, 1996, the Company entered into an agreement and plan of merger with Eurogas, Inc. whereby the Company was merged into a wholly-owned subsidiary of Eurogas, Inc.